UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CIRCOR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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25 Corporate Drive, Suite 130

Burlington, MA 01803

(781) 270-1200

March 28, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of CIRCOR International, Inc., a Delaware corporation (the “Company”), to be held on Wednesday, May 2, 2007, at 1:00 p.m. Pacific Daylight Savings Time (4:00 p.m., Eastern Daylight Savings Time), at the offices of the Company’s subsidiary, Circle Seal Controls, Inc., 2301 Wardlow Circle, Corona, California.

The Annual Meeting has been called for the purpose of (i) electing two Class II Directors for a term of three years each, (ii) soliciting ratification of the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007 and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 14, 2007 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of the Company recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of the Company and that you vote “FOR” ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

Sincerely,

David A. Bloss, Sr.

Chairman and Chief Executive Officer

25 Corporate Drive, Suite 130

Burlington, MA 01803

(781) 270-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 2, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Stockholders of CIRCOR International, Inc. (the “Company”) will be held on Wednesday, May 2, 2007, at 1:00 p.m. Pacific Daylight Savings Time (4:00 p.m., Eastern Daylight Savings Time), at the offices of the Company’s subsidiary, Circle Seal Controls, Inc., 2301 Wardlow Circle, Corona, California. The Annual Meeting is being called for the purpose of considering and voting upon:

1.	The election of two Class II Directors for a term of three years each;

2.	Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

3.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 14, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Directions to the offices of Circle Seal Controls, Inc. are included on the outside back cover of this Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

By Order of the Board of Directors

Alan J. Glass

Secretary

Burlington, Massachusetts

March 28, 2007

25 Corporate Drive, Suite 130

Burlington, MA 01803

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 2, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CIRCOR International, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 2, 2007, at 1:00 p.m. Pacific Daylight Savings Time (4:00 p.m., Eastern Daylight Savings Time), and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company’s subsidiary, Circle Seal Controls, Inc., 2301 Wardlow Circle, Corona, California.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of two Class II Directors for a three-year term each, such term to continue until the Annual Meeting of Stockholders in 2010 and until each such Director’s successor is duly elected and qualified;

2.	Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007; and

3.	Such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March 28, 2007 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 14, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 16,235,643 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 105 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Class II Director of the Company and a majority of the votes cast is necessary to ratify the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.

Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the Directors, votes may be cast for or withheld from the nominee. Votes cast for the nominee will count as “yes” votes; votes that are withheld from the nominee will not be voted with respect to the election of the nominee although they will be counted when determining whether there is a quorum. Broker non-votes will have no effect on the outcome of the election of Directors.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominees for Director listed in this Proxy Statement and “FOR” ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for the 2007 fiscal year. It is not anticipated that any matters other than the election of two Class II Directors and ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for the 2007 fiscal year will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report to stockholders of the Company, which consists of a letter to stockholders from our Chief Executive, Chief Operating and Chief Financial Officers together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (“Fiscal 2006”), is being mailed to stockholders of the Company concurrently with this Proxy Statement. Except where otherwise incorporated by reference, the Annual Report is not a part of the proxy solicitation material.

CORPORATE GOVERNANCE

Independence of Directors

The Company’s Board of Directors has affirmatively determined that each Director, other than David A. Bloss, Sr., our Chief Executive Officer, is independent of the Company. In evaluating the independence of each Director, the Board applied the standards and guidelines set forth in the applicable New York Stock Exchange (“NYSE”) regulations in determining that each non-management Director has no material relationship with the Company, either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The bases for the Board’s determination include, but are not limited to, the following:

•	Other than Mr. Bloss, no Director is an employee of the Company or its subsidiaries or affiliates.

•	No Director has an immediate family member who is an officer of the Company or its subsidiaries or has any other current or past material relationship with the Company.

•	Other than Mr. Bloss, no Director receives, or in the past three years, has received any compensation from the Company other than compensation for services as a Director.

•	No Director has a family member who has received any compensation during the past three years from the Company.

•	No Director, during the past three years, has been affiliated with, or had an immediate family member who has been affiliated with a present or former internal or external auditor of the Company.

•	No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a Director or a member of any Director’s immediate family.

•

No Director is an officer or employee (or has an immediate family member who is an officer or employee) of an organization that sells products and services to, or receives products and services from the Company in excess of the greater of $1 million or 2% of such organization’s consolidated gross revenues in any fiscal year.

In making its determination, the Board also considered the fact that one of our Directors, David F. Dietz, is a partner in Goodwin Procter LLP (“Goodwin Procter”), a law firm that provides legal services to the Company. After considering the insignificant fees paid by the Company to Goodwin Procter in proportion to Goodwin Procter’s overall revenues (less than one percent), as well as considering both the independent judgment that Mr. Dietz has exhibited during his seven and one-half year tenure as a Director and his ability to maintain such independent judgment, the Board determined that the relationship between Goodwin Procter and the Company does not result in Mr. Dietz having a material relationship with the Company and does not compromise his independence.

Principles of Corporate Governance

The Board’s Nominating and Corporate Governance Committee has developed, and the full Board of Directors has adopted, a set of Principles of Corporate Governance. The Principles of Corporate Governance are available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link, and a hardcopy will be provided by the Company free of charge to any shareholder who requests it by writing to the Company’s Secretary at the Company’s corporate headquarters.

Code of Conduct and Business Ethics/Compliance Training/Reporting of Concerns

The Company has implemented and regularly monitors compliance with a comprehensive Code of Conduct and Business Ethics which applies uniformly to all directors, executive officers and employees. Among other things, the Code of Conduct and Business Ethics addresses such issues as conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with applicable law (including insider trading laws), and reporting of illegal or unethical behavior. The Code of Conduct and Business Ethics is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link, and a hardcopy will be provided by the Company free of charge to any shareholder who requests it by writing to the Company’s Secretary at the Company’s corporate headquarters.

In order to enhance understanding of and compliance with the Code of Conduct and Business Ethics, the Company (through a third-party provider) also maintains an on-line training program pursuant to which all directors and officers, and most managerial level employees, must take a series of courses designed to demonstrate the ways in which certain activities might run afoul of the Code of Conduct and Business Ethics. In addition, although all employees are encouraged to personally report any ethical concerns without fear of retribution, the Company, through a third-party provider, maintains the CIRCOR International Help Line, a toll-free “hotline” through which employees may report concerns confidentially and anonymously. In addition to facilitating communication of ethical concerns, the Help Line serves as the vehicle through which employees may communicate with the Audit Committee of the Board of Directors confidentially and anonymously regarding any accounting or auditing concerns. Finally, employees also have the option of communicating any concerns via email to a designated email address that is regularly checked by the Company’s chief legal and compliance officer.

Meetings of and Communications with the Non-Management Directors

The Board has determined that its non-management members will meet a minimum of two times per year to discuss any issues that might more properly be raised outside of the presence of management and has appointed David F. Dietz as Lead Director to facilitate these meetings. The Board also has established a process through which interested parties, including stockholders, may communicate directly with Mr. Dietz. In particular, confidential communications may be sent directly to Mr. Dietz at the following address: P.O. Box 146699, Boston, Massachusetts 02114.

Nomination of Directors/Director Presence at Annual Meetings

General Criteria

The Nominating and Corporate Governance Committee recognizes that the challenges and needs of the Company will vary over time and, accordingly, believes that the selection of director nominees should be based on skill sets most pertinent to the issues facing or likely to face the Company at the time of nomination. Accordingly, the Nominating and Corporate Governance Committee does not believe it is in the best interests of the Company to establish rigid criteria for the selection of nominees to the Board. Generally speaking, however, the Nominating and Corporate Governance Committee believes that the Company will benefit from a diversity of background and experience on the Board and, therefore, will consider and seek nominees who, in addition to general management experience and business knowledge, possess, among other attributes, an expertise in one or more of the following areas: finance, manufacturing technology, international business, investment banking, business law, corporate governance, risk assessment, and investor relations. In addition, there are certain general attributes that the Nominating and Corporate Governance Committee believes all director candidates must possess including:

•	A commitment to ethics and integrity;

•	A commitment to personal and organizational accountability;

•	A history of achievement that reflects superior standards for themselves and others; and

•	A willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively with colleagues.

As noted in the Principles of Corporate Governance, a majority of directors must be independent. The Nominating and Corporate Governance Committee, however, also believes that, absent special circumstances, all directors other than the Chief Executive Officer should be independent.

Shareholder Nominations

The Nominating and Corporate Governance Committee will consider nominations submitted by shareholders, provided that such nominations are submitted to the Company not less than 120 calendar days prior to the first anniversary date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. To submit any such nomination, a shareholder must deliver notice of such nomination to the Secretary of the Company at the Company’s principal executive offices. Therefore, in order to be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s proxy statement for its Annual Meeting to be held in 2008, shareholder recommendations for director must be received by CIRCOR’s Secretary prior to November 29, 2007. Any such notice also must include (i) the name and address of record of the shareholder; (ii) a representation that the shareholder is a record holder of the Company’s Common Stock, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities and Exchange Act of 1934; (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; (iv) a description of the qualifications of the proposed director candidate which address the general criteria for directors as expressed in the Company’s most recent proxy statement; (v) a description of all arrangements or understandings between the shareholder and the proposed director candidate; and (vi) the consent of the proposed director candidate to be named in the proxy statement and to serve as a director if elected at such meeting. Shareholders must also submit any other information regarding the proposed candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC. Nominations that meet the criteria described above will be forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration by such Committee.

Evaluation of Candidates

In evaluating candidates for director, the Nominating and Corporate Governance Committee applies the skills, experience, qualifications and demeanor of the individual against the general criteria set forth above, including the particular needs of and issues facing the Company at the time. In addition, with regard to current Directors, the Nominating and Corporate Governance Committee takes into consideration such individuals’ performance as a Director. The Nominating and Corporate Governance Committee intends to evaluate any shareholder candidates in the same manner as candidates from all other sources.

Director Attendance at Annual Meetings

To date, our Board has not adopted a formal policy regarding director attendance at Annual Meetings. However, the Board typically schedules a Board meeting either on or the day before the date of the Annual Meeting, and our Directors, therefore, are encouraged to and typically do attend the Annual Meeting. At our last Annual Meeting, which was held on May 2, 2006, all of our Directors were in attendance. We anticipate that all of our Directors will be in attendance at the May 2, 2007 Annual Meeting.

Our Board and Committee Structure

The Board

Our Board of Directors currently consists of six members who are divided into three classes, with three Directors in Class I, two Directors in Class II and one Director in Class III1. Directors serve for staggered three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting. Our Board maintains three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The table below sets forth the name, age, director class and committee membership for each of our directors as of March 12, 2007:

Director	Age	Director Class	Audit Committee	Compensation Committee	Nom/Corporate Governance Committee	Non-Mgmt Directors
David A. Bloss, Sr.	56	III
Jerome D. Brady	63	II		+	O	O
Dewain K. Cross	69	II	+		O	O
David F. Dietz	57	I			O	+
Douglas M. Hayes	63	I	O	O	+	O
Thomas E. Naugle	68	I	O	O	O	O

+ Chairman of Committee	Director Class Term Expires at annual meeting:	I = 2009
O Committee Member		II = 2007
III = 2008
[1]

Prior to January 3, 2007, our Board of Directors consisted of seven members. However, effective January 3, 2007, Thomas E. Callahan resigned from our Board. Mr. Callahan, a Class III director, had also served on our Audit Committee and Compensation Committee. As a result of Mr. Callahan’s resignation, the Board subsequently voted to reduce the number of directors to six.

David A. Bloss, Sr.    Mr. Bloss has been employed as our Chairman and Chief Executive Officer since our inception in July 1999 and also served as our President until November 2006. In addition, from June 1993 until our October 1999 spin-off from Watts Water Technologies, Inc. (“Watts”), Mr. Bloss was employed by Watts, first as Executive Vice President and then as President and Chief Operating Officer. Prior to joining Watts, Mr. Bloss was associated for five years with the Norton Company, a manufacturer of abrasives and cutting tools, serving as President of the Superabrasives Division.

Jerome D. Brady.    Mr. Brady has served as a member of the Company’s Board of Directors since April 2003. Prior to retiring in 2000, Mr. Brady served as the President and Chief Executive Officer of C&K Components, Inc., a manufacturer of electronic components located in Watertown, Massachusetts. He also previously served as Chairman, President and Chief Executive Officer of AM International, Inc., a global manufacturer of printing equipment, headquartered in Rosemont, Illinois. Mr. Brady is also a director of Franklin Electric Company, Inc.

Dewain K. Cross.    Mr. Cross has served as a member of the Company’s Board of Directors since its inception in July 1999. Mr. Cross retired from Cooper Industries, Inc. in 1995 after serving fifteen years as Cooper Industries’ Senior Vice President, Finance and eight years prior to that as Vice President, Finance. Mr. Cross began his career with Cooper Industries in 1966 and held various accounting, taxation and treasury positions until he was named Vice President, Finance in 1972. Mr. Cross is also a director of Magnetek, Inc.

David F. Dietz.    Mr. Dietz has served as a member of the Company’s Board of Directors since its inception in July 1999. Mr. Dietz or his professional corporation has been a partner of the law firm of Goodwin Procter since 1984. Mr. Dietz is also a director of the Andover Companies, a property and casualty insurance company, and High Liner Foods (USA), Inc., a frozen food company.

Douglas M. Hayes.    Mr. Hayes has served as a member of the Company’s Board of Directors since October 2002. Since 1997, Mr. Hayes has been the President of Hayes Capital Corporation, a private investment firm, and from 1997 through 2001, he also served as Chairman of Compass Aerospace Corporation, an aerospace parts manufacturer. From 1986 through 1997, Mr. Hayes was a Managing Director of the investment firm Donaldson, Lufkin & Jenrette. Mr. Hayes currently is a member of the board of directors of Reliance Steel and Aluminum Co. and also is a former director of Sands Regency, Inc.

Thomas E. Naugle.    Mr. Naugle has served as a member of the Company’s Board of Directors since October 2002. Mr. Naugle has been the President of Naugle & Company, a private investment and management firm, since August 1982. From 1984 until 1999, Mr. Naugle also served as the Chairman and Chief Executive Officer of Barrett Trailers, Inc., a manufacturer of semi-trailers, and from 1986 through 1996, he was the Chairman and Chief Executive Officer of Tulsa Winch, Inc. From 1967 through 1980, Mr. Naugle held a series of senior management positions at Cooper Industries, Inc. Mr. Naugle currently serves as a director of AAON, Inc. and as a director of the Tulsa Boys’ Home.

Committees

Audit Committee.    The Audit Committee, which consists of Messrs. Cross, Hayes and Naugle, is directly responsible for overseeing the integrity of the Company’s financial statements and for the appointment, compensation, retention and oversight of the work of the firm of independent auditors that audits the Company’s financial statements and performs services related to the audit. Among other responsibilities, the Audit Committee also reviews the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company’s annual and quarterly operating results, considers the adequacy of the Company’s internal accounting procedures and controls, and considers the effect of such procedures on the auditors’ independence. The Audit Committee also is responsible for overseeing the Company’s internal audit function and for overseeing the Company’s compliance with legal and regulatory requirements. In accordance with the requirements of the NYSE, the Board of Directors, during the year ended December 31, 2000, adopted an Audit Committee Charter. During the Company’s 2003 fiscal year and again during the 2004 fiscal year, minor revisions were made to the Audit Committee Charter to ensure compliance with revised NYSE and SEC requirements and to more clearly delineate the delegation of certain board functions as between the Audit Committee and the Nominating and Corporate Governance Committee. A copy of the Audit Committee Charter is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link; the Company also will provide a hardcopy of the Audit Committee Charter to shareholders free of charge upon written request to the Company’s Secretary at the Company’s corporate headquarters. Each member of the Audit Committee is “independent” as that term is defined in both the applicable listing standards of the NYSE and the rules of the SEC. Each member also meets the financial literacy requirements of the NYSE, and, in addition, the Board has determined that at least one of the Committee’s members, Mr. Cross, is an “audit committee financial expert” under the disclosure standards adopted by the SEC.

Compensation Committee.    The Compensation Committee, which consists of Messrs. Brady, Hayes and Naugle (all of whom have been affirmatively determined by the full Board to be independent directors), reviews and recommends the compensation arrangements for the Company’s Chief Executive Officer and for all other officers and senior level employees, reviews general compensation levels for other employees as a group, determines the awards to be granted to eligible persons under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee operates in accordance with a Charter which is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link; the Company also will provide a hardcopy of the Compensation Committee Charter to shareholders free of charge upon written request to the Company’s Secretary at the Company’s corporate headquarters.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee, which consists of Messrs. Hayes, Brady, Cross, Dietz and Naugle (all of whom have been affirmatively determined by the full Board to be independent directors), is responsible for establishing criteria for selection of new directors, identifying individuals qualified to become directors, and recommending candidates to the Board for nomination as directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending to the Board a set of corporate governance principles applicable to the Company, overseeing the evaluation of the Board and management, recommending to the Board appropriate levels of director compensation and (together with the Audit Committee) monitoring compliance with the Company’s Code of Conduct and Business Ethics. The Nominating and Corporate Governance Committee operates in accordance with a Charter which is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link; the Company also will provide a hardcopy of the Nominating and Corporate Governance Charter to shareholders free of charge upon written request to the Company’s Secretary at the Company’s corporate headquarters.

Board and Committee Meetings

The following table sets forth the number of meetings held during Fiscal 2006 by the Board and by each committee. Each of the Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member during the time each such individual was a member of the Board.

Number of Meetings Held
Board of Directors	5
Audit Committee	5
Compensation Committee	5
Nominating and Corporate Governance Committee	2

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, two Class II Directors will be elected to serve until the Annual Meeting of Stockholders in 2010 and until each such Director’s successor is duly elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the full Board of Directors has nominated Jerome D. Brady and Dewain K. Cross, the current Class II Directors, for re-election. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Jerome D. Brady and Dewain K. Cross as Directors. Messrs. Brady and Cross have each agreed to stand for re-election and to serve, if re-elected, as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

MANAGEMENT

Executive Officers and Key Employees

Our executive officers and key employees, and their respective ages and positions as of March 12, 2007, are as follows:

Name	Age	Position
David A. Bloss, Sr.	56	Chairman and Chief Executive Officer
A. William Higgins	48	President and Chief Operating Officer
Kenneth W. Smith	56	Senior Vice President, Chief Financial Officer and Treasurer
Richard A. Broughton	40	Vice President, Chief Information Officer
John F. Kober, III	37	Vice President, Corporate Controller and Assistant Secretary
Alan J. Glass	43	Vice President, General Counsel and Secretary
Susan M. McCuaig	49	Vice President, Human Resources
Christopher R. Celtruda	38	Group Vice President, Circor Aerospace Products
John W. Cope	57	Group Vice President, Thermal Fluid Controls
Paul M. Coppinger	45	Group Vice President, Circor Energy Products
Wayne F. Robbins	55	Group Vice President, Circor Instrumentation Technologies

David A. Bloss, Sr.    Mr. Bloss has been employed as our Chairman and Chief Executive Officer since our inception in July 1999 and also served as our President until November 2006. In addition, from June 1993 until our October 1999 spin-off from Watts, Mr. Bloss was employed by Watts, first as Executive Vice President and then as President and Chief Operating Officer. Prior to joining Watts, Mr. Bloss was associated for five years with the Norton Company, a manufacturer of abrasives and cutting tools, serving as President of the Superabrasives Division.

A. William Higgins.    Mr. Higgins joined us as Executive Vice President and Chief Operating Officer in January 2005 and was elevated to the position of President and Chief Operating Officer in November 2006. Prior to joining us, Mr. Higgins spent thirteen years in a variety of senior management positions with Honeywell

International and AlliedSignal, most recently serving as Vice President and General Manager, Americas for the Honeywell Building Solutions Business, and prior to that, as Vice President and General Manager of the AlliedSignal Grimes Aerospace Business, General Manager of the AlliedSignal Aerospace Services Anniston Repair and Overhaul Business, and Director of East Asia Business Development for the Electronic Materials Business unit.

Kenneth W. Smith.    Mr. Smith has served as our Senior Vice President, Chief Financial Officer and Treasurer since February 2005 and as Vice President, Chief Financial Officer and Treasurer from April 2000 until February 2005. Mr. Smith served as the Vice President of Finance at North Safety Products, a division of Invensys plc, from January 1997 to April 2000. From 1986 through December 1996, he served in a variety of senior financial positions for Digital Equipment Corporation. Prior to 1986, Mr. Smith was a certified public accountant for Ernst & Young.

Richard A. Broughton.    Mr. Broughton joined us in December 2006 as Vice President and Chief Information Officer. From June 2004 to December 2006, Mr. Broughton served as the Director, IT Strategy and Vice President, Information Technology for Dunkin’ Brands, Inc. and from January 1997 until June 2004, he served as Chief Information Officer at Computerworld, Inc.

John F. Kober, III.    Mr. Kober has served as our Vice President, Corporate Controller and Assistant Secretary since February 2006, as Vice President and Corporate Controller from September 2005 until February 2006, and as Assistant Corporate Controller since joining the Company in April, 2004 until September 2005. From November 2002 until April 2004, Mr. Kober was Director of Corporate Accounting at Manufacturers’ Services Limited, a global electronics manufacturer, where he had responsibility for the company’s internal and external accounting functions. Prior to joining Manufacturers’ Services Limited he worked as a Manager for the public accounting firm of PricewaterhouseCoopers where he focused on managing accounting due diligence engagements for various public and private company clients.

Alan J. Glass.    Mr. Glass has served as Vice President, General Counsel and Secretary since February 2006, as General Counsel and Assistant Secretary from February 2003 until February 2006, and as Corporate Counsel and Assistant Secretary from February 2000 until February 2003. Mr. Glass served as Corporate Counsel and Assistant Secretary of Wyman-Gordon Company, an aerospace manufacturer, from June 1996 to February 2000. Prior to that time, he spent seven years in private practice as a general corporate attorney.

Susan M. McCuaig.    Ms. McCuaig has served as our Vice President, Human Resources since joining the Company in May 2005. Previous to that, from December 2003 until May 2005, Ms. McCuaig served as Assistant Vice President Human Resources for State Street Corporation where she supported State Street’s Wealth Managers Services and Securities Finance divisions. From February 2003 through December 2003, she was a human resources advisor to Radius Capital Partners, LLC, a buyout firm engaged in strategic mergers and acquisitions in the telecommunications, technology and financial services industries. From November 2001 through February 2003, she served as Vice President of Human Resources for Color Kinetics Incorporated, a full spectrum digital lighting company. From February 2001 through November 2001, she was a partner in Website000 LLC, a business specializing in strategic and organizational development of start-up and emerging growth companies and, prior to that, served as Vice President of Human Resources and Investor Relations for Send.com.

Christopher R. Celtruda.    Mr. Celtruda, who joined us in June 2006 as Group Vice President—Aerospace Products, has over seventeen years of experience in the aerospace and fluid power industries including eleven years with Honeywell and Allied Signal. From October 2004 until June 2006, he served as Group Vice President and Director of the $600 million Integrated Supply Chain for Honeywell Aerospace Mechanical Components. Prior to that, from October 2001 until October 2004, he served as General Manager of Operations for a $250 million Engine Systems and Accessories business unit of Honeywell. Mr. Celtruda began his career with General Dynamics and is a Six Sigma Black Belt.

John W. Cope.    Mr. Cope has served as our Group Vice President—Thermal Fluid Controls since joining the Company in August 2005. Prior to joining us, Mr. Cope spent five years with Honeywell as Vice President of Integrated Supply Chain where he was responsible for a $300 million business unit with six manufacturing facilities. Previous to that, Mr. Cope spent fourteen years with Honda of America, serving in positions of increasing managerial responsibility in the areas of purchasing and operations.

Paul M. Coppinger.    Mr. Coppinger joined us in July 2001 as Group Vice President—Circor Energy Products (f/k/a Petrochemical Products). From October 1999 until July 2001, Mr. Coppinger was an owner and President of Copprex, Inc., a manufacturer of commercial appliances. Prior to that, he spent thirteen years with Baker Hughes, most recently serving as Vice President Sales & Marketing of EIMCO, its $200-million process equipment division. While at Baker Hughes, Mr. Coppinger had significant international experience, spending five years in Singapore and Indonesia in support of the Pacific Rim activities of the Baker Tools division.

Wayne F. Robbins.    Mr. Robbins, who joined us as Group Vice President—Circor Instrumentation Technologies in March 2006, has over 28 years of experience in the fluid controls industry. From March 2002 through June 2005, Mr. Robbins was employed by Precision Castparts Corp. (“PCC”) where he served as President of PCC’s $350-million Flow Technologies Division until PCC sold the various companies comprising this division in 2005. From March 1994 until September 2001, he worked for DeZurik, Inc., a $180-million manufacturer of industrial valves, actuators and instruments, serving first as Vice President Marketing/Research & Development and then as President. Prior to DeZurik, Mr. Robbins spent fifteen years in progressively more senior management positions with Fisher Controls including six years in overseas assignments.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

The Company’s Code of Conduct and Business Ethics includes our written policy that any transaction with our directors (or their immediate family members) be approved by our Nominating and Corporate Governance Committee and then by the remaining disinterested members of our Board of Directors, and be on terms no less favorable to us than we could obtain from non-affiliated parties.

Related Person Transactions

As noted above under “Corporate Governance—Independence of Directors,” David F. Dietz is a Director of the Company and is also a partner in Goodwin Procter, a law firm that provides legal services to the Company. In 2006, the Company paid Goodwin Procter $146,018 in legal fees and disbursements. We engage Goodwin Procter, from time to time in the ordinary course of our business, on an arm’s length basis. Under NYSE rules, the Board determines annually, based on all of the relevant facts and circumstances, whether each Director satisfies the criteria for independence and periodically evaluates related person transactions involving directors in connection with such process. In 2006, the relationship described above was reviewed, considered and approved in the course of the Board’s annual review and determination of director independence, and after considering the insignificant fees paid by the Company to Goodwin Procter in proportion to Goodwin Procter’s overall revenues (less than one percent), as well as considering both the independent judgment that Mr. Dietz has exhibited during his seven and one-half year tenure as a Director and his ability to maintain such independent judgment, the Board determined that the relationship between Goodwin Procter and the Company does not compromise Mr. Dietz’s independence.

Other than as described above, during Fiscal 2006, the Company was not a party to any other transaction where the amount involved exceeds $120,000 and in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) had a material direct or indirect interest and no such person was indebted to the Company.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors. As we have noted above, Mr. Dietz is a partner of Goodwin Procter, a law firm which provides legal services to the Company. As also noted, our Board of Directors has affirmatively determined that this relationship does not compromise Mr. Dietz’ independence.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The following Compensation Discussion and Analysis describes the material elements of compensation for the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2006, as well as the other individuals included in the Summary Compensation Table on page 17 (such individuals are referred to herein as the “Named Executive Officers”). The Compensation Committee of the Board makes all decisions for the total direct compensation of the Named Executive Officers based on the factors described below and, for Named Executive Officers other than our Chief Executive Officer, our Chief Executive Officer’s recommendations.

Compensation Philosophy and Objectives

We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals that promote the profitable growth of the Company and improve stockholder value.

The Company’s current executive compensation programs are intended to achieve two fundamental objectives: (1) attracting and retaining qualified executives by offering compensation and benefits (including retirement benefits) that are competitive with industry peers; and (2) motivating executives to achieve results that improve stockholder value by aligning executives’ interests with the interests of our stockholders.

As described in more detail below, the material elements of our current executive compensation program for Named Executive Officers include a base salary, an annual bonus opportunity, a long-term incentive opportunity, retirement benefits, perquisites and other benefits, and severance protection for certain actual or constructive terminations of the Named Executive Officers’ employment. We believe that each element of our executive compensation program helps us to achieve one or both of the compensation objectives noted above.

Setting Executive Compensation

To assist the Compensation Committee in assessing and determining competitive compensation packages structured based on the foregoing objectives, through the end 2005 we had engaged CFS Consulting, Inc. (“CFS Consulting”) as an independent compensation consultant to conduct reviews of our total compensation program for our Chief Executive Officer as well as for other key executives. Compensation decisions for the year ended December 31, 2006 were based on the reviews and information compiled by CFS Consulting; however, in 2006 we engaged Watson Wyatt Worldwide (“Watson Wyatt”) to advise with respect to the implementation of a new long-term equity incentive program for 2007, certain revisions to our qualified noncontributory defined benefit pension plan for eligible salaried employees and to act as our independent compensation consultant for future years. CFS Consulting reviewed and identified peer group companies, obtained and evaluated current executive compensation data for these peer group companies, made recommendations regarding the base salary and bonus levels of Named Executive Officers for 2006 in light of compensation data for our peer group companies and made recommendations concerning the appropriate level of long-term incentive compensation for our senior executive officers for 2006. Based on the recommendations of CFS Consulting, the Company selected as its peer companies for 2006, publicly-traded manufacturing companies that are reasonably similar to the Company in structure and complexity and which have total annual revenue under $1 billion (collectively, the “Compensation Peer Group”). We believe that the Compensation Peer Group provides relevant comparative compensation data for the Company. While we review the compensation data for our Compensation Peer Group in determining the compensation levels of Named Executive Officers, we do not set compensation levels by reference to any certain percentile or benchmark within the Compensation Peer Group. Rather, our goal is to provide each Named Executive Officer with a current executive compensation program that is market-derived and market-driven consistent with our compensation philosophies described above.

As a result of the compensation philosophies, described above, a significant percentage of total compensation is allocated to incentives. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviewed information provided by CFS Consulting to determine the appropriate level and mix of incentive compensation.

2006 Executive Compensation Components

For the fiscal year ended December 31, 2006, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	performance-based annual incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides the Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. In October of each year, the Compensation Committee generally reviews and establishes the base salaries for each Named Executive Officer. Our general policy is to set base salaries that are market-derived and market-driven in light of base salaries paid to comparable executives at our Compensation Peer Group and other market data provided by CFS Consulting, a Named Executive Officer’s individual performance during the prior fiscal year, a subjective assessment of the nature of the position, the contribution and experience of the executive and, for Named Executive Officers other than our Chief Executive Officer, our Chief Executive Officer’s recommendations. Based on this review, the Compensation Committee determined that the appropriate base salary for each Named Executive Officer for 2006 was the amount reported for such officer in Column (c) of the Summary Compensation Table on page 17.

Performance-Based Annual Incentive Compensation

Consistent with the principle that our executives should be motivated to achieve results that improve stockholder value, we believe that an important portion of the overall cash compensation for executive officers should be contingent upon the successful achievement of certain annual corporate goals that we believe drive improvement in stockholder value. Our 2006 management bonus plan provided for a target cash bonus, achievement of which is dependent upon the attainment of certain performance goals. The actual targets are based on a percentage of the officer’s base salary. Based on the recommendation of CFS Consulting, the Compensation Committee set the target bonus awards for 2006 at 75% of base salary for our Chief Executive Officer, 55% of base salary for our Chief Financial Officer, 60% of base salary for our Chief Operating Officer, 45% of base salary for our Group Vice President—Circor Energy Products and 45% of base salary for our Group Vice President—Thermal Fluid Controls. Depending on the achievement of the predetermined goals, the annual bonus may be less than or greater than the target bonus. For example, a minimum, target, and maximum level of achievement are pre-determined by the Compensation Committee with respect to each goal with respective payouts of 0%, 100% and 200%. The maximum possible payout under the 2006 management bonus plan was 200% of the target bonus. Because disclosure of the specific targets for each goal under our management bonus plan would give competitors information that could be leveraged for competitive advantage, the Company does not disclose these specific targets. The targets are set at aggressive levels each year in order to motivate high business performance and require substantial effort and commitment by our executives to achieve results that would significantly contribute towards increasing stockholder value. At the same time, the targets are intended to represent achievable goals in order to keep management motivated. Generally these goals fell into one or more of the following three categories: (i) a corporate performance component (with specific factors including earnings per share, net sales, inventory turns, on-time delivery and acquisition achievements); (ii) a business unit component (with specific factors including earnings, sales, on-time delivery and inventory turns); and (iii) an individual performance component (with specific factors including quantitative and qualitative targets related to the achievement of goals within the individual’s area of responsibility). In 2006, the annual bonus opportunity for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer was weighted 100% to the attainment of certain targets within the corporate performance component. In 2006, the annual bonus opportunity for our Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls, was weighted 100% to the attainment of certain targets within their respective business unit components. Based on the Company’s results for the fiscal year ended December 31, 2006, our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls earned 138%, 118%, 118%, 140% and 49% of their respective target bonuses.

In order to more closely align the interests of our executives with those of our stockholders, our executives are also eligible to participate in our Management Stock Purchase Plan (“MSPP”). Under the MSPP, which is a component plan of our Amended and Restated 1999 Stock Option and Incentive Plan, executives may make an advance election to receive restricted stock units (“RSUs”) in lieu of a specified percentage or dollar amount of such executive’s earned annual cash bonus. Such RSUs are issued on the basis of a 33% discount to the closing price of the Company’s stock on the day the incentive bonuses are paid or otherwise would be paid and generally vest in whole after a three-year period, at which time they are converted into shares of our Common Stock unless the executive previously has elected a longer deferral period. Dividends equal to any dividends paid on shares of our Common Stock are accrued to the account of an RSU holder and are paid to the holder at the time such RSUs actually vest. Based on elections made prior to December 31, 2005, for the fiscal year ended December 31, 2006, our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls elected to defer 100%, 50%, 100%, 50% and 20% of their respective bonuses into RSUs.

Long-Term Equity Incentives

The Company’s policy is that executives’ long-term compensation should promote both the long-term retention of key executives as well as improvements to the value provided to stockholders by aligning executives’ interests with the interests of our stockholders. The following is a summary of the Company’s long-term equity incentive program in effect through 2006. The Company has implemented a new long-term equity incentive program for 2007, as further described below under “Subsequent Compensation Actions.”

Under the program in effect through 2006, based on the recommendation of CFS Consulting, the Company’s prior independent compensation consultant, the Compensation Committee set the value to be awarded in 2006 based on 125% of base salary for our Chief Executive Officer, 100% of base salary for our

Chief Operating Officer, 90% of base salary for our Chief Financial Officer, 70% of base salary for our Group Vice President—Circor Energy Products and 70% of base salary for our Group Vice President—Thermal Fluid Controls.

In light of applicable tax regulations and accounting principles and in order to provide equity-based awards to the Named Executive Officers that are competitive with our peer group companies, in 2006 we chose to denominate 100% of the long-term incentive awards in the form of RSUs. The amount of RSUs awarded to each Named Executive Officer is determined by dividing the amount of such Named Executive Officer’s long-term incentive award by the fair market value of the Company’s Common Stock at the time of grant. Based on this calculation our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls received 23,283 8,414 8,990 5,336 and 5,286 RSUs respectively. These RSUs vest one-third per year over a three-year period with the recipient becoming entitled to one share of our Common Stock for each RSU upon vesting. At the time of the RSU grant, the recipient may elect to defer receipt of shares upon vesting until a later date. As with any RSUs granted in lieu of cash bonus compensation, cash dividends are credited to the RSU holder’s account for each non-vested RSU and are paid in cash upon vesting, whether or not actual receipt of the shares has been deferred until a later date.

Stock Ownership Guidelines

To further align the interests of the directors and executive officers of the Company with the interests of the stockholders, the Company has adopted Stock Ownership Guidelines for Directors and Executive Officers. These guidelines, which were formally adopted by the Company’s Board of Directors on February 21, 2006, establish an expectation that, within a five-year period, each director and executive officer shall achieve and maintain an equity interest in the Company at least equal to a specified multiple of such individual’s annual base salary or director’s fee. The applicable multiples are as follows:

Position	Target
Chief Executive Officer	5x annual base salary
Chief Operating Officer	3x annual base salary
Chief Financial Officer	3x annual base salary
Group and Corporate Vice Presidents	2x annual base salary
Non-employee Director	3x value of annual retainer

In calculating an individual’s equity interest, credit is given for the value of actual shares of Common Stock owned beneficially, the after-tax value of all vested stock options and RSU awards, and the after-tax value of RSUs which the individual has received in lieu of either bonus compensation or annual director’s retainer.

Retirement Benefits

Consistent with the Company’s philosophy that compensation should promote the long-term retention of key executives and be competitive with industry peers, the Company has sponsored a qualified noncontributory defined benefit pension plan for eligible salaried employees (the “Retirement Plan”) and a nonqualified noncontributory defined benefit supplemental plan for certain highly compensated employees (the “SERP”). The eligibility requirements of the Retirement Plan are generally the attainment of age 21 and the completion of at least 1,000 hours of service in a specified 12-month period. The assets of the pension plan are maintained in a trust fund at an independent investment firm. The Retirement Plan is administered by a retirement plan committee comprised of Company executives appointed by the Board. The Retirement Plan provides for monthly benefits to, or on behalf of, each participant at age 65 and has provisions for early retirement after age 55 and five years of service and surviving spouse benefits after five years of service. Participants in the Retirement Plan who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Retirement Plan is subject to the Employee Retirement Income Security Act of 1974, as

amended. The normal retirement benefit for participants in the pension plan is an annuity payable monthly over the participant’s life. If the participant is married, he or she will receive a spousal joint and 50% survivor annuity, unless an election out is made. Generally, the annual normal retirement benefit is an amount equal to 1.67% of the participant’s final average compensation (as defined in the Retirement Plan), reduced by the maximum offset allowance (as defined in the Retirement Plan) multiplied by years of service (with a maximum of 25 years). Compensation recognized under the Retirement Plan for purposes of the calculation above generally includes base salary and annual bonus. Annual compensation in excess of $220,000 per year is disregarded for all purposes under the Retirement Plan. However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $220,000. The SERP provides additional monthly benefits to (i) a select group of key executives, which includes our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, (ii) individuals who were projected to receive reduced benefits as a result of changes made to the pension plan to comply with the Tax Reform Act of 1986, (iii) executives who will be affected by Internal Revenue Service limits on compensation under the Retirement Plan, and (iv) individuals who deferred compensation under the qualified Retirement Plan. The SERP is not a tax-qualified plan, and is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The SERP is not funded. Tier one benefits are provided under the SERP to a select group of key executives, which includes our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The annual benefit payable at normal retirement is equal to the difference between (x) 2% of the highest three year average compensation multiplied by years of service up to ten years, plus 3% of average compensation times years of service in excess of ten years, to a maximum of 50% of average compensation, less (y) the annual benefit payable under the Retirement Plan formula described above. Normal retirement age under tier one is age 62.

Based on a desire for cost and funding predictability and consultation with Watson Wyatt, as of July 1, 2006, we froze the accrued pension benefits of the Retirement Plan participants. Under the revised Retirement Plan, such participants generally do not accrue any additional benefits under the Retirement Plan after July 1, 2006 (although vesting for unvested participants continues until full vesting) and will instead receive enhanced benefits associated with our defined contribution 401(k) plan described below. In order to provide continuity and honor commitments made to key executives in connection with their retention, the SERP was not frozen in connection with the revisions to the Retirement Plan and benefits under the SERP continue to accrue. SERP participants are also eligible to participate in our defined contribution 401(k) plan described below; however, due to the benefits provided under the SERP, such participants do not receive the enhanced benefits under our 401(k) plan that were implemented in connection with the revisions to the Retirement Plan.

The Company maintains a defined contribution 401(k) plan in which substantially all of our U.S. employees, including the Named Executive Officers are eligible to participate. In conjunction with the freeze of the Retirement Plan on July 1, 2006 and the enhancements to the qualified 401(k) plan, we also plan to implement a nonqualified 401(k) excess plan by the end of 2007 to provide benefits that would have otherwise been provided under the qualified 401(k) plan to certain participants but for the imposition of certain maximum statutory limits imposed on qualified plan benefits (for example, annual limits on eligible pay and contributions). Company employees, including the Named Executive Officers, who reach the maximum limits in the qualified 401(k) plan will generally be eligible for the 401(k) excess plan. As mentioned above, in connection with the freeze of the Retirement Plan on July 1, 2006, our employees receive enhanced benefits under our 401(k) plan. Each year, commencing with Fiscal 2007, the Company makes an automatic core contribution on behalf of each participant equal to 2.5% of the participant’s compensation (regardless of whether the participant contributes to the plan). In addition, the Company makes an additional matching contribution on behalf of each participant equal to 50% of the first 5% of compensation contributed to the plan by the participant. As described above, the Named Executive Officers eligible to participate in the SERP do not receive core or matching contributions from the Company.

Perquisites and Other Benefits

The Company provides the Named Executive Officers with certain limited perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the overall compensation program objective of enabling the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers. In 2006 our Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls received monthly car allowances of $1,250, $1,000, $1,000, $700 and $700 respectively. In addition, pursuant to our Chief Executive Officer’s Amended and Restated Executive Employment Agreement, the Company also pays for tax preparation and planning services and the initiation and annual dues associated with a country club membership of his choice. In the case of the country club membership fees, we believe this perquisite to be appropriate in that it provides an appropriate forum for off-site business meetings as well as customer and supplier entertainment.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Company’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance.

Subsequent Compensation Actions

In consultation with Watson Wyatt, the Compensation Committee has developed and approved the material terms of a revision to our long-term equity incentive program beginning in 2007. To further promote the Company’s goals of retaining key executives and motivating such executives to achieve results that improve stockholder value by more closely aligning the executives’ interests with the interests of our stockholders, our revised long-term equity incentive program will transition, over a four-year period, from the Company’s current practice of grants of time-vested RSUs to grants of a mixture of time-vested RSUs and performance stock units (“PSUs”). PSU payouts will be in the form of our Common Stock but will be contingent on the Company’s performance against a pre-set objective (currently anticipated to be a targeted return on invested capital (“ROIC”) goal to be set by the Compensation Committee). It is expected that the attainment of the ROIC goal will result in 100% of the shares covered by the applicable PSU grant to be earned, and the Compensation Committee will determine the percentage of shares that will be earned at various achievement levels below or above the targeted ROIC. Any shares of our Common Stock earned pursuant to any PSU grant will be subject to ratable vesting over a four year period from the date of the PSU grant.

Under the initial phase-in period in 2007, our Chief Executive Officer will receive grants of RSUs equal to the same percentage of base salary received in 2006 (as set forth under the caption “Long-Term Equity Incentives” above) and our Named Executive Officers (other than the Chief Executive Officer) will receive grants of RSUs equal to two times the percentage of base salary received in 2006 (as set forth under the caption “Long-Term Equity Incentives” above). However, unlike the three-year vesting for RSUs granted in 2006, RSUs granted in February 2007 to our Chief Executive Officer will vest ratably over a four-year period and those granted to our other Named Executive Officers will vest ratably over a six-year period. In 2008, we expect our Chief Executive Officer will receive grants of RSUs up to a targeted level to be determined and specified as a percentage of base salary, and such RSUs would vest ratably over a four-year period. We do not expect that the Named Executive Officers (other than the Chief Executive Officer) will receive any grants of RSUs in 2008, but they will be eligible for awards of PSUs if the Company’s actual ROIC achievement for 2008 exceeds a target to be set by the Compensation Committee. In 2009 we expect that for all Named Executive Officers, 75% of the long-term equity incentive awards will be granted in the form of RSUs and 25% will be granted in the form of PSUs. Both RSU and PSU grants made in 2009 would vest ratably over a four-year period. In 2010 we expect that for all Named Executive Officers, 50% of the long-term equity incentive awards will be granted in the form of RSUs and 50% will be granted in the form of PSUs. Both RSU and PSU grants made in 2010 or later would vest ratably over a four-year period.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION AND

OTHER PAYMENTS TO THE NAMED EXECUTIVE OFFICERS

The following sections provide a summary of cash and certain other amounts we paid for the year ended December 31, 2006 to the Named Executive Officers. Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the Named Executive Officers for the year ended December 31, 2006. Therefore, we encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis, above.

COMPENSATION SUMMARY

The following table details the compensation of (i) our Chief Executive Officer and our Chief Financial Officer, (ii) our three other most highly compensated executive officers during the fiscal year ended December 31, 2006 and (iii) one additional individual for whom disclosures would have been provided but for the fact that the individual was not serving as an executive officer at the end of the fiscal year ended December 31, 2006. For a discussion of the material factors in determining executive compensation and the amounts presented below see the Compensation Discussion and Analysis on page 11 under the headings “Setting Executive Compensation” and “2006 Executive Compensation Components.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
David A. Bloss, Sr., Chairman and Chief Executive Officer	2006	540,000	—	515,085	383,818	560,669	(6)	721,858	35,683	2,757,113

Kenneth W. Smith, Senior Vice President, Chief Financial Officer and Treasurer	2006	270,000	—	148,900	123,962	190,729	(7)	151,307	15,815	900,713

A. William Higgins, President and Chief Operating Officer	2006	280,000	—	181,156	60,787	198,976	(8)	53,373	13,275	787,567

Paul M. Coppinger, Group Vice President, Circor Energy Products	2006	219,000	—	120,444	56,829	167,970	(9)	30,176	12,394	606,813

John W. Cope, Group Vice President, Thermal Fluid Controls	2006	213,924	—	65,367	17,206	46,917	(10)	23,345	91,621	458,380

Barry L. Taylor, Sr. (11) Former Group Vice President, Circor Instrumentation Technologies	2006	49,269	—	51,067	50,789	—		34,796	346,080	532,001

(1)

The amounts shown in this column reflect the dollar amounts recognized in accordance with SFAS 123R for financial statement reporting purposes for the fiscal year ended December 31, 2006 with respect to

RSU awards under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan and RSUs purchased under the MSPP and thus include amounts attributable to RSUs granted in and prior to 2006. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 (Share-Based Compensation) to the Company’s audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2007.

(2)	The amounts shown in this column reflect the dollar amounts recognized in accordance with SFAS 123R for financial statement reporting purposes for the year ended December 31, 2006 in connection with stock options granted under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan. The Company ceased granting stock options to employees and directors in 2005, and thus the amounts shown in this column are attributable to stock options granted prior to 2006. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 (Share-Based Compensation) to the Company’s audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2007.
(3)	The amounts shown in this column reflect amounts earned for performance under our 2006 management bonus plan. Our executives are also eligible to participate in our MSPP, a component plan of our Amended and Restated 1999 Stock Option and Incentive Plan, pursuant to which executives may make an advance election to receive RSUs in lieu of a specified percentage or dollar amount of such executive’s annual cash bonus. Such RSUs are issued on the basis of a 33% discount to the closing price of the Company’s stock on the day the incentive bonuses are paid or otherwise would be paid and generally vest in whole after a three-year period, at which time they are converted into shares of our Common Stock unless the executive previously has elected a longer deferral period. Based on elections made prior to December 31, 2005, for the fiscal year ended December 31, 2006, Messrs. Bloss, Smith, Higgins, Coppinger and Cope elected to defer 100%, 50%, 100%, 50% and 20% respectively of their respective bonus amounts shown above into RSUs. RSUs were issued as of February 26, 2007 by dividing the named executive officer’s election amount by $24.27 (the “2006 RSU Cost”), which was 67% of $36.23, the closing price of our Common Stock on February 23, 2007, the trading day immediately preceding the award date. In accordance with SFAS 123R, the compensation expense associated with the 33% discounted purchase price of these RSUs will be recognized over the three-year vesting period. Accordingly, these amounts will be included in column (e)—“Stock Awards” of the Summary Compensation Table in future years as such amounts are recognized.
(4)	The amounts shown in this column reflect the aggregate change in actuarial present value of the named executive officer’s accumulated benefit under our Retirement Plan and the SERP from October 1, 2005 (the pension plan measurement date used for financial reporting purposes with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2005) to September 30, 2006 (the pension plan measurement date used for financial reporting purposes with respect to our audited consolidated financial statements for the fiscal year ended December 31, 2006). There were no above-market or preferential earnings on compensation that was deferred on a basis that is not tax-qualified. Present values as of October 1, 2005 are based on a 5.50% discount rate. Present values as of September 30, 2006 are based on a 5.80% discount rate. Both present values assume commencement at normal retirement age with no mortality before commencement and RP-200.
(5)	See “Supplemental All Other Compensation Table” for specific items in this category.
(6)	Mr. Bloss received 23,097 RSUs in lieu of receiving his entire incentive bonus of $560,669. This number of RSUs was determined by dividing $560,669 by the 2006 RSU cost.
(7)	Mr. Smith received 3,928 RSUs in lieu of receiving 50% of his incentive bonus of $190,729. This number of RSUs was determined by dividing $95,349 by the 2006 RSU cost.
(8)	Mr. Higgins received 8,197 RSUs in lieu of receiving his entire incentive bonus of $198,976. This number of RSUs was determined by dividing $198,976 by the 2006 RSU cost.
(9)	Mr. Coppinger received 3,459 RSUs in lieu of receiving 50% of his incentive bonus of $167,970. This number of RSUs was determined by dividing $83,964 by the 2006 RSU cost.
(10)	Mr. Cope received 386 RSUs in lieu of receiving 20% of his incentive bonus of $46,917. This number of RSUs was determined by dividing $9,370 by the 2006 RSU cost.
(11)	Mr. Taylor’s employment with the Company terminated on March 20, 2006.

2006 All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($) (1)	Tax Preparation and Financial Planning ($)	Insurance Premiums ($) (2)	Severance Payments/ Accruals ($)		Relocation Payments ($)		Payments Relating to Employee Savings Plan ($) (3)	Other ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)	(i)	(j)
David A. Bloss, Sr.	2006	24,350	2,843	2,322	—		—		—	6,168	35,683
Kenneth W. Smith	2006	12,000	—	2,322	—		—		—	1,493	15,815
A. William Higgins	2006	12,000	—	810	—		—		—	465	13,275
Paul M. Coppinger	2006	8,400	—	419	—		—		2,394	1,181	12,394
John W. Cope	2006	8,400	—	843	—		80,331	(5)	1,922	125	91,621
Barry L. Taylor, Sr.	2006	1,400	—	306	344,374	(6)	—		—	—	346,080

(1)	The amounts shown in this column reflect each executive’s annual car allowance, except for Mr. Bloss’ amount which also includes annual country club membership dues in the amount of $8,750.
(2)	The amounts shown in this column reflect group term life insurance premiums paid on behalf of each executive.
(3)	The amounts shown in this column reflect company matching contributions to the named executive’s 401(k) savings account of 2.5% of pay up to the limitations imposed by IRS regulations. Employees became eligible for the company match beginning on July 1, 2006 in connection with revisions to the defined benefit Retirement Plan and enhancements to the Company’s defined contribution Savings Plan. Named Executive Officers elible to participate in the SERP (Messrs. Bloss, Higgins and Smith) do not receive the Company match. See Retirement Benefits page 14.
(4)	The amounts shown in this column reflect dividend equivalents paid on RSUs.
(5)	This amount reflects relocation expenses in the amount of $58,062 and a tax gross-up payment of $22,269 on such amount.
(6)	This amount reflects the following amounts paid or accrued to Mr. Taylor in connection with the termination of his employment with the Company as of March 20, 2006:
(i)	the cost of one year of salary continuation in the amount of $214,307 payable ratably on the Company’s regular payroll dates over the one-year period from the date of termination;
(ii)	the value of a whole life insurance policy in the approximate amount of $97,632 that was surrendered to Mr. Taylor; and
(iii)	the payment of $32,435 in accrued vacation pay.

2006 Grants of Plan-Based Awards

The following table summarizes the grant of plan-based awards made to our Named Executive Officers. For a discussion of these grants please see the Compensation Discussion and Analysis on pages 12 and 13 under the headings “Performance-Based Incentive Compensation” and “Long-Term Equity Incentives.”

Name	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Stock Awards: Number of Shares of Stock or Units (#)		Closing Price of Stock on Grant Date ($/Sh)		Grant Date Fair Value of Stock Awards ($) (2)
			Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)
David A. Bloss, Sr.	—	2/21/06	0	405,000	810,000	—			—	—
	2/27/06 2/27/06	2/21/06 2/21/06	— —	— —	— —	23,283 38,260	(3) (4)	$ $	27.81 27.81	647,500 1,064,011

Kenneth W. Smith	—	2/21/06	0	148,500	297,000	—			—	—

	2/27/06 2/27/06	2/21/06 2/21/06	— —	— —	— —	8,414 2,816	(3) (5)		27.81 27.81	233,993 78,313

A. William Higgins	—	2/21/06	0	168,000	336,000	—			—	—
	2/27/06 2/27/06	2/21/06 2/21/06	— —	— —	— —	8,990 13,541	(3) (6)		27.81 27.81	250,012 376,575

Paul M. Coppinger	—	2/21/06	0	98,550	197,100	—			—	—
	2/27/06 2/27/06	2/21/06 2/21/06	— —	— —	— —	5,336 9,728	(3) (7)		27.81 27.81	148,394 270,536

John W. Cope	—	2/21/06	0	96,300	192,600	—			—	—
	2/27/06 2/27/06	2/21/06 2/21/06	— —	— —	— —	5,286 487	(3) (8)		27.81 27.81	147,004 13,543

Barry L. Taylor, Sr.	—	2/21/06	0	84,000	168,000	—			—	—
	2/27/06 2/27/06	2/21/06 2/21/06	— —	— —	— —	5,210 2,532	(3) (9)		27.81 27.81	144,890 70,415

(1)	The amounts shown in these columns reflect the potential value of the payout for each Named Executive Officer under our 2006 management bonus plan if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The general performance goals are described in the Compensation Discussion and Analysis on page 12 under the heading “Performance-Based Incentive Compensation.” The amounts actually earned for the fiscal year ended December 31, 2006 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Subject to elections to defer such amounts into RSUs as described in footnote 3 of the Summary Compensation Table, amounts earned were paid on March 15, 2007.
(2)	For 2006, equity incentive plan awards were made based on a percentage of the named executive officer’s base salary as of December 31, 2005 and are not tied to performance goals. Accordingly, time vesting is the only condition to realization of the underlying shares and the amounts shown in this column therefore reflect the grant date fair value of each equity award as determined in accordance with SFAS 123R.
(3)	The amounts reflect long term incentive grants in form of RSUs pursuant to our Amended and Restated 1999 Stock Option and Incentive Plan.
(4)	Mr. Bloss received 38,260 RSUs in lieu of receiving his entire fiscal 2005 incentive bonus of $712,898.
(5)	Mr. Smith received 2,816 RSUs in lieu of receiving 20% of his fiscal 2005 incentive bonus of $262,405.
(6)	Mr. Higgins received 13,541 RSUs in lieu of receiving his entire fiscal 2005 incentive bonus of $252,313.
(7)	Mr. Coppinger received 9,728 RSUs in lieu of receiving his entire fiscal 2005 incentive bonus of $181,260.
(8)	Mr. Cope received 487 RSUs in lieu of receiving 30% of his fiscal 2005 incentive bonus of $30,266.
(9)	Mr. Taylor, whose employment with the Company terminated on March 20, 2006, received 2,532 RSUs in lieu of receiving 30% of his fiscal 2005 bonus of $157,320.

Outstanding Equity Awards At Fiscal Year-End

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
	Exercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
David A. Bloss, Sr.	26,500	—	$10.375	10/18/2009	—	—	—
	70,000	—	16.32	10/29/2011	—	—	—
	80,000	20,000	13.90	10/23/2012	—	—	—
	12,000	18,000	23.80	1/06/2014	—	—	—
	8,000	32,000	24.90	2/18/2015	—	—	—
	—	—	—	—	1/6/2004	3,334	$122,658	(3)
	—	—	—	—	2/18/2005	8,867	326,217	(3)
	—	—	—	—	2/27/2006	23,283	856,582	(3)
	—	—	—	—	3/5/2004	16,818	$618,734	(4)
	—	—	—	—	2/18/2005	1,679	61,770	(4)
	—	—	—	—	2/27/2006	38,260	1,407,585	(4)

Kenneth W. Smith	40,000	—	13.50	4/17/2010	—	—	—
	24,000	—	7.50	8/02/2010	—	—	—
	25,000	—	16.32	10/29/2011	—	—	—
	20,000	5,000	13.90	10/23/2012	—	—	—
	4,600	6,900	23.80	1/06/2014	—	—	—
	2,840	11,360	24.90	2/18/2015	—	—	—
	—	—	—	—	1/6/2004	1,266	$46,576	(3)
	—	—	—	—	2/18/2005	3,133	115,263	(3)
	—	—	—	—	2/27/2006	8,414	309,551	(3)
	—	—	—	—	3/5/2004	2,522	$92,784	(4)
	—	—	—	—	2/18/2005	307	11,295	(4)
	—	—	—	—	2/27/2006	2,816	103,601	(4)

A. William Higgins	5,560	22,240	24.90	02/18/2015	—	—	—
	—	—	—	—	2/18/2005	6,200	$228,098	(3)
	—	—	—	—	2/27/2006	8,990	330,742	(3)
	—	—	—	—	2/27/2006	13,541	$498,173	(4)

Paul M. Coppinger	2,000	2,000	16.32	10/29/2011	—	—	—
	2,000	2,000	13.90	10/23/2012	—	—	—
	2,520	3,780	23.80	1/06/2014	—	—	—
	1,260	5,040	24.90	2/18/2015	—	—	—
	280	1,120	22.97	4/21/2015	—	—	—
	—	—	—	—	1/6/2004	700	$25,753	(3)
	—	—	—	—	2/18/2005	1,400	51,506	(3)
	—	—	—	—	4/21/2005	333	12,251	(3)
	—	—	—	—	2/27/2006	5,336	196,311	(3)
	—	—	—	—	3/5/2004	4,913	$180,749	(4)
	—	—	—	—	2/18/2005	1,198	44,074	(4)
	—	—	—	—	2/27/2006	9,728	357,893	(4)

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date (2)	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
	Exercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
John W. Cope	1,520	6,080	26.29	8/03/2015	—	—	—
	—	—	—	—	8/3/2005	1,667	$61,329	(3)
	—	—	—	—	2/27/2006	5,286	194,472	(3)
	—	—	—	—	2/27/2006	487	$17,917	(4)
Barry L. Taylor, Sr.	—	—	—	—	—	—	—

(1)

All stock options listed in this column were granted pursuant to our Amended and Restated 1999 Stock Option and Incentive Plan. All such options have a ten-year option term and vest ratably 20% per year generally beginning on the first anniversary of the date of grant indicated below. However, commencement of the five-year vesting with respect to the options granted to Mr. Coppinger on 10/29/2001 was triggered by attainment of certain performance criteria applicable to grants to Mr. Coppinger and certain other employees on that date; as a result, the first 20% of such options became vested on 12/5/03 with an additional 20% vesting on each subsequent December 5th until fully vested on 12/5/2007.

Expiration Date	Grant Date
10/18/2009	10/18/1999
04/17/2010	04/17/2000
08/02/2010	08/02/2000
10/29/2011	10/29/2001
10/23/2012	10/23/2002
01/06/2014	01/06/2004
02/18/2015	02/18/2005
04/21/2015	04/21/2005
08/03/2015	08/03/2005

(2)	The amounts shown in this column reflect the market value of unvested RSUs calculated by multiplying the number of such unvested RSUs by $36.79, the closing price of our Common Stock on December 29, 2006, the last trading day in 2006.
(3)	The amounts reflect the unvested portion of long term incentive grants in form of RSUs pursuant to our Amended and Restated 1999 Stock Option and Incentive Plan. Such grants vest in equal installments of one-third per year [beginning on the first anniversary of the date of grant], subject to any longer deferral period selected by the executive.
(4)	The amounts reflect the unvested portion of RSUs pursuant to the MSPP provisions allowing executives to receive RSUs in lieu of a specified percentage or dollar amount of their annual incentive cash bonus. Such RSUs vest in whole on the date that is three years from the date of the grant, at which time they convert into shares of Common Stock unless the executive has selected a longer deferral period. Awards with a grant date of March 5, 2004 vested on March 5, 2007.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3) (4)	Value Realized on Vesting ($) (5)
(a)	(b)	(c)	(d)	(e)
David A. Bloss, Sr. (6)	228,185	$5,064,361	9,790	$266,833
Kenneth W. Smith (7)	—	—	3,489	94,974
A. William Higgins (8)	—	—	3,100	88,040
Paul M. Coppinger (9)	4,000	50,466	3,435	93,627
John W. Cope (10)	—	—	833	23,224
Barry L. Taylor, Sr. (11)	5,980	57,268	3,746	103,593

(1)	All stock option exercises consisted of cashless exercises performed through open market transactions effected by a stockbroker of the named executives choosing.
(2)	The amounts shown in this column reflect the value realized on exercise of stock options computed by multiplying the number options exercised times the difference in value between the market price at which the underlying shares were sold and the grant price of the options prior to withholding of income taxes
(3)	With respect to shares acquired upon vesting of restricted stock units, each named executive elected to have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares.
(4)	As indicated in the notes below, in certain cases, the actual receipt of shares underlying vested restricted stock units may have been deferred pursuant to a previous election made by the executive. This table reports the number of shares vested regardless of whether distribution actually was made.
(5)	The amounts shown in this column reflect the value realized upon vesting of RSUs computed by multiplying the number RSUs vested (prior to withholding of any shares to pay associated income taxes) times the fair market value of the our Common Stock on the date of vesting.
(6)	Mr. Bloss exercised 7,489 stock options on April 19, 2006 with an exercise price of $12.78 and a market price of $29.75; 80,500 stock options on April 20, 2006 with an exercise price of $12.78 and a market price of $29.75; 35,196 stock options on November 13, 2006 with an exercise price of $9.43 and a market price of $34.51; 22,804 stock options on November 13, 2006 with an exercise price of $10.375 and a market price of $34.51; 29,196 stock options on November 14, 2006 with an exercise price of $10.375 and a market price of $34.51; 400 stock options on December 22, 2006 with an exercise price of $10.375 and a market price of $37.75; 12,900 stock options on December 28, 2006 with an exercise price of $10.375 and a market price of $37.7525; 39,700 stock options on December 28, 2006 with an exercise price of $10.375 and a market price of $37.7527. He acquired 3,333 shares with a market price of $25.81 on January 6, 2006, 2,024 shares with a market price of $27.13 on February 12, 2006, and 4,433 shares with a market price of $28.40 on February 18, 2006, each upon the vesting of RSUs.
(7)	Mr. Smith vested in 1,267 shares with a market price of $25.81 on January 6, 2006, 655 shares with a market price of $27.13 on February 12, 2006, and 1,567 shares with a market price of $28.40 on February 18, 2006, each upon the vesting of RSUs. Mr. Smith has elected to defer receipt of shares representing the entire $94,974 of the value recognized on vesting as follows: 1,267 shares until January 6, 2010; 655 shares until February 12, 2007 and 1,567 shares until February 18, 2011.
(8)	Mr. Higgins vested in 3,100 shares with a market price of $28.40 on February 18, 2006, upon the vesting of RSUs. Mr. Higgins has elected to defer receipt of shares representing the entire $88,040 of the value recognized on vesting until February 18, 2008.
(9)	Mr. Coppinger exercised 1,000 stock options on February 27, 2006 with an exercise price of $16.32 and a market price of $27.603; 1,000 stock options on February 27, 2006 with an exercise price of $16.32 and a market price of $27.70; 1,000 stock options on February 27, 2006 with an exercise price of $13.90 and a market price of $27.80; 1,000 stock options on February 27, 2006 with an exercise price of $13.90 and a market price of $27.803. He acquired 700 shares with a market price of $25.81 on January 6, 2006, 1,868 shares with a market price of $27.13 on February 12, 2006, 700 shares with a market price of $28.40 on February 18, 2006 and 167 shares with a market price of $29.95 on April 21, 2006, each upon the vesting of RSUs.

(10)	Mr. Cope vested in 833 shares with a market price of $27.88 on August 3, 2006, upon the vesting of RSUs. Mr. Cope has elected to defer receipt of shares representing the entire $23,224 of the value recognized on vesting until August 3, 2008.
(11)	Mr. Taylor exercised 180 stock options on May 25, 2006 with an exercise price of $16.32 and a market price of $29.20; 1,420 stock options on May 25, 2006 with an exercise price of $16.32 and a market price of $29.00; 1,600 stock options on May 25, 2006 with an exercise price of $13.90 and a market price of $29.00; 1,260 stock options on May 25, 2006 with an exercise price of $23.80 and a market price of $29.00 and 1,520 stock options on May 25, 2006 with an exercise price of $24.90 and a market price of $29.00. He acquired 1,400 shares with a market price of $25.81 on January 6, 2006, 833 shares with a market price of $28.40 on February 18, 2006 each upon the vesting of RSUs. He acquired 1,513 shares on September 20, 2006, with a market price of $28.95. These 1,513 shares were issued relative to partial vesting pursuant to his involuntary termination from the Company on March 20, 2006. RSUs were valued as of the termination date and were distributed on September 20, 2006 in accordance with Section 409A.

2006 Pension Benefits

The following table provides information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive retirement plans, but does not include defined contribution plans (whether tax qualified or not). For a discussion of these plans please see the Compensation Discussion and Analysis on page 14 under the heading “Retirement Benefits.”

Name	Plan Name (1) (2) (3)	Number of Years Credited Service (#) (4)	Present Value of Accumulated Benefit ($) (5)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
David A. Bloss, Sr.	Qualified & Excess	14	1,139,205	0
	SERP	14	1,171,185	0

Kenneth W. Smith	Qualified & Excess	7	224,781	0
	SERP	7	196,422	0

A. William Higgins	Qualified & Excess	2	55,202	0
	SERP	2	23,893	0

Paul M. Coppinger	Qualified & Excess	6	85,911	0
	SERP	—	—	0

John W. Cope	Qualified & Excess	2	56,719	0
	SERP	—	—	0

Barry L. Taylor, Sr.	Qualified & Excess	7.14	121,304	0
	SERP	—	—	0

(1)	Participants are eligible for the Qualified and Excess Plans if they are at least 21 years of age and were hired before 2/1/2006.
(2)	Participants are eligible for the Supplemental Plan if named in the plan document.
(3)	Participants are eligible for early retirement at age 55 with 5 years of vested service.
(4)	A full year of service is earned in plan years where the participant worked over 1,000 hours. Partial years of service are granted for years where the participant worked less than 1,000 hours. There have been no ad-hoc additional years of service granted to any participants. No additional years of service are earned under the Qualified and Excess Plans after June 30, 2006 when those plans were frozen (see Compensation Discussion and Analysis on page 13 under the heading “Retirement Benefits.”
(5)	The present value of accumulated benefits is calculated based on the same assumptions as noted in Note 13 (Employee Benefit Plans) to the Company’s audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2007.

2006 Nonqualified Deferred Compensation

The Company did not maintain any type of Nonqualified deferred compensation plan in 2006, therefore the relevant table has been omitted.

SEVERANCE AND OTHER BENEFITS UPON

TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

In order to achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide our Named Executive Officers (and other executive officers) with severance protections that are consistent with the severance protections offered by our Compensation Peer Group. The following section describes the particular benefits that may become payable to the Named Executive Officers, depending on the circumstances surrounding their termination of employment with us. In calculating the amount of any potential payments to the Named Executive Officers under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2006 and that the price per share of our common stock is equal to $36.79, the closing price on December 29, 2006, the last trading day in 2006.

Amended and Restated Executive Employment Agreement with David A. Bloss, Sr.

Consistent with the philosophy stated above and with the Amended and Restated Executive Employment Agreement (the “Employment Agreement”) we have entered into with our Chief Executive Officer, we believe that severance should be payable to the Chief Executive Officer of the Company if the Chief Executive Officer’s employment is terminated by us without cause, by the executive for a “good reason” that we believe results in a constructive termination of his employment, or in connection with a change of control of the Company. If the Chief Executive Officer’s employment is terminated by the Company without cause, by the executive for good reason or in connection with a change in control of the Company, we believe that providing the Chief Executive Officer with cash severance benefits is consistent with our peer group companies and provides him with financial security during a period of time when he is likely to be unemployed and seeking new employment.

Severance Benefits—Termination of Employment Other than in Connection with Change in Control

Under Mr. Bloss’ Employment Agreement, in the event Mr. Bloss’ employment is terminated during the employment term either by the Company other than for “Cause” or “Disability” or by Mr. Bloss for “Good Reason” (as those terms are defined in the Employment Agreement), Mr. Bloss will be entitled to severance pay that generally includes: (1) accrued and unpaid base salary and accrued and unpaid incentive compensation, if any, through the date of termination; (2) an amount equal to two times the sum of (a) the average of Mr. Bloss’ annual base salary for each of the three immediately preceding fiscal years and (b) the average of the annual incentive compensation received by Mr. Bloss for the three immediately preceding fiscal years (excluding any sign-on bonus, retention bonus or any other special bonus); (3) the continued vesting of each unvested stock option in accordance with the vesting schedule set forth in such stock option for an additional twenty-four months following the date of termination; (4) the continued vesting of each RSU for an additional twenty-four months following the date of termination; (5) the crediting of an additional twenty-four months of benefit service under the SERP; (6) the payment of such health insurance premiums as may be necessary to allow Mr. Bloss and Mr. Bloss’ spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year; and (7) a gross-up payment so that the net amount of such payment (after taxes) is sufficient to pay the excise tax, if any, due under the Internal Revenue Code in respect of the payments to be made under items (1) through (6) above.

Severance Benefits—Termination of Employment in Connection with Change in Control

If within eighteen months after a change in control, Mr. Bloss’ employment is terminated by the Company without Cause or Mr. Bloss terminates his employment for Good Reason, Mr. Bloss will be entitled to severance pay that generally includes: (1) an amount equal to three times the sum of (a) Mr. Bloss’ current base salary and

(b) the highest annual incentive compensation received by Mr. Bloss in any of the three immediately preceding fiscal years (excluding any sign-on bonus, retention bonus or any other special bonus); (2) the immediate acceleration of vesting of all stock options and other stock-based awards (including RSUs); (3) full vesting in his accrued benefits under the SERP plus the crediting of an additional thirty-six months of benefit service under the SERP; (4) the payment of such health insurance premiums as may be necessary to allow Mr. Bloss and Mr. Bloss’ spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of three years; (5) the payment of expenses incurred in leasing an automobile (at least equal to Mr. Bloss’ leasing allowance prior to termination) for a period of three years; and (6) a gross-up payment so that the net amount of such payment (after taxes) is sufficient to pay the excise tax, if any, due under the Internal Revenue Code in respect of the payments to be made under items (1) through (5) above.

Change in Control Agreements with Other Named Executive Officers

Currently, our executive officers including our Named Executive Officers (other than our Chief Executive Officer, who is entitled to severance in the circumstances described above) generally receive severance only upon certain terminations of employment in connection with a change in control, as described below. However, in addition to severance under the change in control circumstances described below, our Chief Operating Officer is entitled to severance equal to one time his annual base salary in the event he is terminated without cause by the Company. This benefit was granted in connection with the hiring of our Chief Operating Officer and is not currently otherwise available to other senior executives. We believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers including our Named Executive Officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers (other than the Chief Executive Officer) with severance benefits pursuant to a change in control agreement if their employment is terminated by us without cause or by the executive for good reason within twelve months following a change in control. We believe that such executive officers should receive their change in control severance benefits if their employment is constructively terminated in connection with a change in control. Given that none of our executive officers (other than the Chief Executive Officer) has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or actual or target annual bonus, absent some form of constructive termination severance trigger, potential acquirors could constructively terminate an executive officer’s employment and avoid paying severance. For example, following a change in control, an acquiror could materially demote an executive officer, significantly reduce his salary and/or eliminate his annual bonus opportunity to force the executive officer to terminate his own employment and thereby avoid paying severance. Because we believe that constructive terminations in connection with a change in control are conceptually the same as actual terminations, and because we believe that acquirors would otherwise have an incentive to constructively terminate executive officers to avoid paying severance, the change in control agreements we have entered into with our executive officers (other than the Chief Executive Officer) permit executive officers to terminate their employment in connection with a change in control for certain “good reasons” that we believe result, in those circumstances, in the constructive termination of the executive officers’ employment. In the event the employment of an executive officer (other than the Chief Executive Officer) is terminated by the Company following a change in control, we believe that providing these executive officers with cash severance benefits is consistent with our peer group companies and provides them with financial security during a period of time when they are likely to be unemployed and seeking new employment.

The Company therefore has entered into change in control agreements with our executive officers including our Chief Financial Officer, Chief Operating Officer, Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls. The agreements are substantially identical and provide for certain benefits to be paid to such Executive officers in connection with a termination of employment with the Company under the circumstances described below.

Severance Benefits—Termination of Employment in Connection with Change in Control

If within twelve months after a change in control, an executive officer’s employment (other than the Chief Executive Officer) is terminated by the Company without “Cause” or such executive officer terminates his employment for “Good Reason” (as those terms are defined in the change in control agreements), such executive officer will be entitled to severance pay that generally includes: (1) (a) for our Chief Financial Officer and Chief Operating Officer an amount equal to two times and (b) for our other executive officers including our Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls an amount equal to one times the sum of (i) such executive officer’s current base salary and (ii) the highest annual incentive compensation received by such executive officer in any of the three immediately preceding fiscal years (excluding any sign-on bonus, retention bonus or any other special bonus); (2) the immediate acceleration of vesting of all stock options and other stock-based awards (including RSUs); (3) (a) for our Chief Financial Officer and Chief Operating Officer full vesting in their accrued benefits under the SERP plus the crediting of an additional twenty-four months of benefit service under the SERP and (b) for our other executive officers including our Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls full vesting in their accrued benefits, if any, under the SERP; (4) (a) for our Chief Financial Officer and Chief Operating Officer the payment of such health insurance premiums as may be necessary to allow them and their spouses and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years and (b) for our other executive officers including our Group Vice President—Circor Energy Products and Group Vice President—Thermal Fluid Controls the payment of such health insurance premiums as may be necessary to allow them and their spouses and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year; and (5) for our Chief Financial Officer and Chief Operating Officer the payment of expenses incurred in leasing an automobile (at least equal to the leasing allowance received prior to termination) for a period of two years. The aggregate amount payable to the Named Executive Officers under items (1) through (5) may, in certain instances, trigger the payment of excise taxes under the Internal Revenue Code. In the event that the applicable Named Executive Officer would receive a greater economic benefit by receiving payments up to the maximum amount that would not require the payment of excise taxes instead of the full amounts due under items (1) through (5) above, the change in control agreements provide that the aggregate payments to the Named Executive Officer will be reduced to the maximum amount that would not require the payment of excise taxes.

The following tables list the estimated amounts that the Named Executive Officers would have become entitled to (under the Amended and Restated Executive Employment Agreement for Mr. Bloss, and under a change in control agreement for the other Named Executive Officers) had their employment with the Company terminated on December 31, 2006 under circumstances described above:

Payments and Benefits	Involuntary Termination Without Cause		Voluntary Termination for Good Reason		Termination upon Death		Termination upon Disability		Termination after Change-in-Control
David A. Bloss, Sr.
Cash Severance	$1,906,395	(1)	$1,906,395	(1)	$0		$0		$3,758,694	(2)
Pro Rata Bonus	$560,669	(3)	$560,669	(3)	$560,669	(3)	$0		$0
Stock Options	$803,920	(4)	$803,920	(4)	$1,072,100	(5)	$1,072,100	(5)	$1,072,100	(5)
Restricted Stock Units	$1,867,889	(6)	$1,867,889	(6)	$0		$0		$2,385,014	(7)
Health Care Benefits	$7,673	(8)	$7,673	(8)	$7,673	(8)	$7,673	(8)	$23,019	(9)
Pension Benefits	$438,158	(10)	$438,158	(10)	$0		$0		$657,238	(11)
Other Perquisites	$0		$0		$0		$0		$46,800	(12)
Tax Gross-Up	$0		$0		$0		$0		$1,846,094	(13)
Total	$5,584,704		$5,584,704		$1,640,442		$1,079,773		$9,788,959

(1)	This amount reflects a payment to Mr. Bloss that would be equal to two times the sum of (A) his average base salary for the three immediately preceding years and (B) his average incentive compensation for the three immediately preceding years. This payment is payable in twice-monthly installments over twenty-four months.

(2)	This amount reflects a payment to Mr. Bloss that would be equal to three times the sum of (A) his current base salary and (B) his highest annual incentive compensation in any of the three immediately preceding years. This payment is payable in a lump sum within thirty days following the date of termination.
(3)	This amount reflects a payment to Mr. Bloss that would be equal to his accrued but unpaid incentive compensation as of the date of termination.
(4)	This amount reflects an incremental value to which Mr. Bloss would be entitled due to the continued vesting of unvested stock options for twenty-four months following the date of termination.
(5)	This amount reflects an incremental value to which Mr. Bloss’ estate (or Mr. Bloss in the case of termination due to disability or change in control) would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $36.79 on December 29, 2006 (the last trading day of the fiscal year ended December 31, 2006).
(6)	This amount reflects an incremental value to which Mr. Bloss would be entitled due to the continued vesting of unvested RSU awards and RSUs held under the MSPP for twenty-four months following the date of termination.
(7)	This amount reflects an incremental value to which Mr. Bloss would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $36.79 on December 29, 2006 (the last trading day of the fiscal year ended December 31, 2006).
(8)	This amount reflects a payment to Mr. Bloss that would be equal to the cost of the health insurance premiums necessary to allow Mr. Bloss and his spouse to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year from the date of termination.
(9)	This amount reflects a payment to Mr. Bloss that would be equal to the cost of the health insurance premiums necessary to allow Mr. Bloss and his spouse to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of three years from the date of termination.
(10)	This amount reflects the incremental value to which Mr. Bloss would be entitled due to the crediting of an additional twenty-four months of service under the SERP.
(11)	This amount reflects the incremental value to which Mr. Bloss would be entitled due to the crediting of an additional thirty-six months of service under the SERP.
(12)	This amount reflects a payment to Mr. Bloss that would be equal to the cost of Mr. Bloss’ current monthly car allowance for a period of three years from the date of termination.
(13)	This amount reflects a tax gross-up payment to which Mr. Bloss would be entitled in connection with his termination and the payment of the above amounts.

Payments and Benefits	Termination after Change-in-Control		Payments and Benefits	Termination after Change-in-Control
Kenneth W. Smith			A. William Higgins (1)
Cash Severance	$1,064,810	(2)	Cash Severance	$1,064,626	(2)
Stock Options	$339,151	(3)	Stock Options	$264,434	(3)
Restricted Stock Units	$581,337	(4)	Restricted Stock Units	$804,745	(4)
Health Care Benefits	$21,042	(5)	Health Care Benefits	$21,042	(5)
Pension Benefits	$121,835	(6)	Pension Benefits	$80,376	(6)
Other Perquisites	$24,000	(7)	Other Perquisites	$24,000	(7)
Tax Cutback	$0		Tax Cutback	$(368,497	)(8)
Total	$2,152,175		Total	$1,890,726

(1)	As discussed above in addition to the benefits listed in this table, in the event he is terminated without cause by the Company, Mr. Higgins is entitled to a severance payment equal to his annual base salary ($280,000 for the fiscal year ended December 31, 2006). This benefit was granted in connection with the Mr. Higgins’ hiring and is not currently otherwise available to other senior executives.
(2)	These amounts reflect payments to Messrs. Smith and Higgins that would be equal to two times the sum of (A) their respective current base salary and (B) their respective highest annual incentive compensation in any of the three immediately preceding years. This payment is payable in a lump sum following termination.

(3)	These amounts reflect the incremental value to which Messrs. Smith and Higgins would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $36.79 on December 29, 2006 (the last trading day of the fiscal year ended December 31, 2006).
(4)	These amounts reflect the incremental value to which Messrs. Smith and Higgins would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $36.79 on December 29, 2006 (the last trading day of the fiscal year ended December 31, 2006).
(5)	These amounts reflect payments to Messrs. Smith and Higgins that would be equal to the cost of the health insurance premiums necessary to allow Messrs. Smith and Higgins and their respective spouses and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years from the date of termination.
(6)	These amounts reflect the incremental value to which Messrs. Smith and Higgins would be entitled due to the crediting of an additional twenty-four months of service under the SERP.
(7)	These amounts reflect payments to Messrs. Smith and Higgins that would be equal to the cost of their respective current monthly car allowance for a period of two years from the date of termination.
(8)	This amount reflects a cutback of the payments to which Mr. Higgins would be subject to in connection with his termination and the payment of the above amounts in order to avoid the triggering of excise taxes.

Payments and Benefits	Termination after Change-in-Control		Payments and Benefits	Termination after Change-in-Control
Paul M. Coppinger			John W. Cope
Cash Severance	$400,260	(1)	Cash Severance	$260,917	(1)
Stock Options	$154,808	(2)	Stock Options	$63,840	(2)
Restricted Stock Units	$589,108	(3)	Restricted Stock Units	$264,645	(3)
Health Care Benefits	$7,882	(4)	Health Care Benefits	$7,882	(4)
Tax Cutback	$0		Tax Cutback	$0
Total	$1,152,058		Total	$597,284

(1)	These amounts reflect payments to Messrs. Coppinger and Cope that would be equal to the sum of (A) their respective current base salary and (B) their respective highest annual incentive compensation in any of the three immediately preceding years. This payment is payable in a lump sum following termination.
(2)	These amounts reflect the incremental value to which Messrs. Coppinger and Cope would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $36.79 on December 29, 2006 (the last trading day of the fiscal year ended December 31, 2006).
(3)	These amounts reflect the incremental value to which Messrs. Coppinger and Cope would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $36.79 on December 29, 2006 (the last trading day of the fiscal year ended December 31, 2006).
(4)	These amounts reflect payments to Messrs. Coppinger and Cope that would be equal to the cost of the health insurance premiums necessary to allow Messrs. Coppinger and Cope and their respective spouses and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year from the date of termination.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. Further, each director is reimbursed for reasonable travel and other expenses incurred in attending meetings. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board. Directors are subject to the “Stock Ownership Guidelines” described above.

Currently, our non-employee directors receive cash compensation as follows:

Annual Retainer	$33,500
Chairman Fee (Audit Committee)	$6,000
Chairman Fee (Nominating and Corporate Governance and Compensation Committees)	$4,000
Lead Director	$4,000
Committee Meeting Attendance (all Committees)	$1,000
Telephonic Committee Meetings (all Committees)	$750

Directors also are eligible to receive an annual equity incentive grant under our Amended and Restated 1999 Stock Option and Incentive Plan. Currently, the targeted value of such grant is $36,000. As a result, with respect to the most recent grants which were made on February 26, 2007, each non-employee director received a grant of 1,000 RSUs which are convertible into shares of Common Stock on a one-for-one basis and which vest in equal one-third portions over a three-year period. The number of RSUs was determined by dividing $36,000 by the closing price of our Common Stock on the trading day immediately preceding the award date. At his election, each Director, under the MSPP, may elect to defer all or part of such Director’s annual cash retainer for the purchase of RSUs at a 33% discount from the closing price of our Common Stock on the date of the fee payments. Those directors who are our employees do not receive compensation for their services as directors.

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2006.

2006 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jerome D. Brady	45,500	31,722	15,288	—	—	75	92,585
Thomas E. Callahan	52,000	31,722	9,967	—	—	1,331	95,020
Dewain K. Cross	50,250	31,722	9,967	—	—	4,579	96,518
David F. Dietz	43,500	31,722	9,967	—	—	1,331	86,520
Douglas M. Hayes	49,500	31,722	9,967	—	—	1,331	92,520
Thomas E. Naugle	44,250	31,722	9,967	—	—	299	86,238

(1)

The amounts shown in this column reflect the fees earned in 2006 for Board and committee service and annual retainer fees of $33,500. Our Directors are also eligible to participate in our MSPP, a component plan of our Amended and Restated 1999 Stock Option and Incentive Plan, pursuant to which Directors may make an advance election to receive RSUs in lieu of all or part of such Director’s fees. Such RSUs are issued on the basis of a 33% discount to the closing price of the Company’s stock on the day the fees are paid or otherwise would be paid and generally vest ratably over a three-year period, at which time they are converted into shares of our Common Stock unless the Director previously has elected a longer deferral period. Based on elections made prior to [December 31, 2005], for the fiscal year ended December 31, 2006, [all of our Directors elected to defer all of their fees shown above into RSUs]. RSUs were issued as of February 26, 2007 by dividing the Director’s election amount by $24.27 (the “2006 RSU Cost”), which was 67% of $36.23 the closing price of our Common Stock on February 23, 2007, the trading day immediately preceding the award date. The dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123R in connection with the issuance of such RSUs will be included in column (c)—“Stock Awards” of the Director Compensation Table in future years as such amounts are recognized.

(2)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123R of RSU awards under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan and RSUs purchased under the MSPP and thus include amounts attributable to RSUs granted in and prior to 2006. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 (Share-Based Compensation) to the Company’s audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2007.
(3)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with SFAS 123R in connection with stock options granted under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan. The Company ceased granting stock options to employees and directors in 2005, and thus the amounts shown in this column are attributable to stock options granted prior to 2006. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 (Share-Based Compensation) to the Company’s audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on February 22, 2007. Mr. Brady received a grant of 10,000 options when he joined the board in April 2003 while all other Directors have longer service which accounts for the differences. The following Directors have option awards outstanding at the end of fiscal year 2006: Mr. Brady (13,000), Mr. Callahan (11,666), Mr. Cross (8,000), Mr. Dietz (22,000), Mr. Hayes (16,000) and Mr. Naugle (16,000).
(4)	The amounts shown in this column reflect dividend equivalents paid on RSUs.

COMMITTEE REPORTS

Report of the Compensation Committee of the Board of Directors

on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2006 with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for 2006.

Submitted by the Compensation Committee of the Board of Directors

Jerome D. Brady

Douglas M. Hayes

Thomas E. Naugle

Report of the Audit Committee of the Board of Directors

The Audit Committee has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter which initially was adopted by the Board of Directors of the Company on May 24, 2000. During Fiscal 2003 and again during Fiscal 2004, minor revisions were made to the Audit Committee Charter to ensure compliance with revised NYSE and SEC requirements and to more clearly delineate the delegation of certain board functions as between the Audit Committee and the Nominating and Corporate Governance Committee. Pursuant to this Charter, the Audit Committee is primarily responsible for overseeing and monitoring the accounting, financial reporting and internal controls practices of the Company and its subsidiaries. Its primary objective is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s independent auditors. The Audit Committee also oversees the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements.

It is important to note, however, that the role of the Audit Committee is one of oversight, and the Audit Committee relies, without independent verification, on the information provided to it and the representations made by management, the internal auditors and the independent auditors. Management retains direct responsibility for the financial reporting process, system of internal controls and system of disclosure controls and procedures.

In furtherance of its role, the Audit Committee has an annual agenda which includes periodic reviews of the Company’s internal controls and of areas of potential exposure for the Company such as environmental and litigation matters. The Audit Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication. The Audit Committee also reviews the Company’s periodic reports on Forms 10-Q and 10-K prior to their filing.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expediting of services is necessary. The independent auditors and management report annually to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed. All of the audit, audit-related, tax and other services provided by KPMG LLP in Fiscal 2006 and related fees were approved in accordance with the Audit Committee’s policy.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2006 with management and it has discussed with KPMG LLP, the Company’s independent auditors for the fiscal year ended December 31, 2006, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee also has received written disclosures and a letter from KPMG LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP the independence of that firm. Based upon these materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Submitted by the Audit Committee of the Board of Directors

Dewain K. Cross

Douglas M. Hayes

Thomas E. Naugle

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Common Stock as of February 28, 2007, by:

•	all persons known by us to own beneficially 5% or more of our Common Stock;

•	each of our directors;

•	our Chief Executive Officer and the other named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within sixty (60) days after February 28, 2007 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. As of February 28, 2007 a total of 16,211,376 shares of Common Stock were outstanding.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent authority is shared by spouses under applicable law.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner (1)	Number (2)	Percent (2)
Gabelli Entities (3)	2,357,576	14.5%
Keeley Asset Management Corp. (4)	1,557,688	9.6
Dimensional Fund Advisors Inc. (5)	1,360,973	8.4
Franklin Resources, Inc. (6)	948,100	5.8
David A. Bloss, Sr. (7)	279,137	1.7
Kenneth W. Smith (8)	130,822	*
David F. Dietz (9)	42,632	*
Douglas M. Hayes (10)	22,229	*
Thomas E. Naugle (11)	19,990	*
Dewain K. Cross (12)	18,420	*
Paul M. Coppinger (13)	17,125	*
Jerome D. Brady (14)	15,159	*
A. William Higgins (15)	14,117	*
John W. Cope (16)	3,282	*
All executive officers and directors as a group (sixteen persons) (17)	588,830	3.5%

*	Less than 1%.
(1)

The address of each stockholder in the table is c/o CIRCOR International, Inc., 25 Corporate Drive, Burlington, Massachusetts 01803, except that the Gabelli Entities’ address is One Corporate Center, Rye, NY 10580; Franklin Resources’ address is One Franklin Parkway, San Mateo, CA 94403; Morgan Stanley’s address is 1585 Broadway, New York, NY 10036; Dimensional Fund Advisors Inc.’s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401; and Keeley Asset Management’s address is 401 South Lasalle Street, Suite 1201, Chicago, IL 60605.

(2)

The number of shares of Common Stock outstanding used in calculating the percentage for each listed person and the directors and executive officers as a group includes the number of shares of Common Stock underlying options, warrants and convertible securities held by such person or group that are exercisable or convertible within 60 days from February 28, 2006, the date of the above table, but excludes shares of Common Stock underlying options, warrants or convertible securities held by any other person.

(3)	The information is based on an amended Schedule 13D filed with the Securities and Exchange Commission on November 13, 2006 on behalf of Mario J. Gabelli and various entities which Mr. Gabelli directly or indirectly controls or for which he acts as chief investment officer including, but not limited to, Gabelli Funds LLC, GAMCO Investors, Inc. and Gabelli Securities, Inc. (the “Gabelli Entities”). According to the Schedule 13D, the Gabelli entities engage in various aspects of the securities business, primarily as investment advisor to various institutional and individual clients, including registered investment companies and pension plans, as broker/dealer and as general partner of various private investment partnerships. Certain Gabelli entities may also make investments for their own accounts. As of November 13, 2006, Gabelli Funds LLC, GAMCO Investors, Inc., and Gabelli Securities, Inc. held 737,000, 1,618,576 and 2,000 shares, respectively. Subject to certain limitations, each of the foregoing has all investment and/or voting power in the shares except that GAMCO Investors does not have the authority to vote 50,800 of the shares.
(4)	The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2007. According to the filing, Keeley Asset Management Corp. is an investment advisor and has sole dispositive power over all 1,557,688 of these shares and sole voting power with respect to 1,499,773 of these shares.
(5)	The information is based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007. According to the filing, Dimensional Fund Advisors Inc. (“Dimensional”) is an investment advisor that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the “Funds”). In such capacity, Dimensional has sole voting and dispositive power over all 1,360,973 shares but disclaims beneficial ownership of such shares as all such shares are owned by the Funds.
(6)	The information is based on an amended Schedule 13G filed with the SEC on February 5, 2007 on behalf of Franklin Resources, Inc. (a parent holding company), Charles B. Johnson and Rupert H. Johnson, Jr. as principal shareholders of Franklin Resources, Inc., and Franklin Advisory Services, LLC as Reporting Persons. According to this filing, the 948,100 shares reported on are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by Franklin Advisory Services, LLC, an investment advisory subsidiary of Franklin Resources, Inc. Franklin Advisory Services, LLC holds sole dispositive power with respect to all 948,100 of these shares and sole voting power with respect to 941,100 of these shares.
(7)	Includes 210,500 shares of Common Stock issuable upon the exercise of currently exercisable options and 7,761 shares issuable within 60 days on account of RSUs that will have vested.
(8)	Includes 121,580 shares of Common Stock issuable upon the exercise of currently exercisable options and 3,851 shares issuable within 60 days on account of RSUs that will have vested.
(9)	Includes 21,500 shares of Common Stock issuable upon the exercise of currently exercisable options and 432 shares issuable within 60 days on account of RSUs that will have vested.
(10)	Includes 15,500 shares of Common Stock issuable upon the exercise of currently exercisable options and 432 shares issuable within 60 days on account of RSUs that will have vested.
(11)	Includes 15,500 shares of Common Stock issuable upon the exercise of currently exercisable options and 432 shares issuable within 60 days on account of RSUs that will have vested.
(12)	Includes 7,500 shares of Common Stock issuable upon the exercise of currently exercisable options and 432 shares issuable within 60 days on account of RSUs that will have vested. Of the shares that Mr. Cross holds outright, 3,761 of these shares are held in a margin account with a brokerage firm the terms of which require that all shares held in such account serve as collateral for any margin loans made with respect to such account.
(13)	Includes 10,580 shares of Common Stock issuable upon the exercise of currently exercisable options, 280 shares of Common Stock issuable upon the exercise of options that vest within 60 days, and 1,946 shares issuable within 60 days on account of RSUs that will have vested.

(14)	Includes 12,500 shares of Common Stock issuable upon the exercise of currently exercisable options and 432 shares issuable within 60 days on account of RSUs that will have vested.
(15)	Includes 11,120 shares of Common Stock issuable upon the exercise of currently exercisable options and 2,997 shares issuable within 60 days on account of RSUs that will have vested.
(16)	Includes 1,520 shares of Common Stock issuable upon the exercise of currently exercisable options and 1,762 shares issuable within 60 days on account of RSUs that will have vested.
(17)	Includes 445,620 shares issuable upon exercise of currently exercisable options, 280 shares with respect to options exercisable within 60 days, and 24,965 shares with respect to RSU conversions which are due within 60 days.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,038,394	(1)	$18.63	1,123,069
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	1,038,394	(1)	$18.63	1,123,069

(1)	Represents 697,486 stock options, and 340,908 restricted stock units under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan.

PROPOSAL 2

RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors has appointed the firm of Grant Thornton LLP as the Company’s independent auditors for Fiscal 2007. Grant Thornton LLP, which has no direct or indirect interest in the Company or any affiliate of the Company, was recently appointed by the Audit Committee to succeed KPMG LLP which had audited the Company’s books and records from its inception in 1999 through completion of the audit for Fiscal 2006. Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company’s financial controls and reporting. The Board of Directors therefore recommends to the stockholders that they ratify the appointment of Grant Thornton LLP as independent auditors of the Company for Fiscal 2007. Should the stockholders not ratify the selection of Grant Thornton LLP, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of independent auditors.

Auditor Presence at Annual Meeting / Selection of Auditor for Fiscal 2007

A representative of Grant Thornton LLP (our independent auditor for the current year) is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions. We do not currently expect that a representative of KPMG LLP (our independent auditor for the most recently completed fiscal year) will be present at the Annual Meeting.

Changes in Certifying Accountant

On February 26, 2007 the Audit Committee selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and dismissed KPMG LLP as its independent registered public accounting firm effective as of such date. Prior to its dismissal, KPMG LLP completed its audit of the Company’s financial statements for the year ended December 31, 2006. The decision to engage Grant Thornton LLP as the Company’s independent registered public accounting firm was the result of a competitive selection process involving several firms.

Regarding the Former Independent Auditor

KPMG LLP’s reports on the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG LLP’s report on the consolidated financial statements of Circor International. Inc. as of and for the years ended December 31, 2006 and 2005, contained a separate paragraph stating that, “As discussed in note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), “Share—Based Payment” on January 1, 2006. As discussed in note 13 to the consolidated financial statements, during the fourth quarter of 2006, the Company adopted Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”. KPMG LLP’s reports on management’s assessment of effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except as follows: “CIRCOR International, Inc. acquired Hale Hamilton Valves Limited (“Hale Hamilton”) and Sagebrush Pipeline Equipment Co. (“Sagebrush”) during 2006, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, Hale Hamilton’s and Sagebrush’s internal control over financial reporting associated with aggregate total assets of $104,737,876 and aggregate total revenues of $75,888,877 included in the consolidated financial statements of CIRCOR International, Inc. as of and for the year ended December 31, 2006. KPMG’s audit of internal control over financial reporting of CIRCOR International, Inc. also excluded an evaluation of the internal control over financial reporting of Hale Hamilton and Sagebrush.” During the fiscal years ended December 31, 2006 and December 31, 2005, and through February 26, 2007, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference thereto in its reports on the Company’s financial statements for such periods. During the fiscal years ended December 31, 2006 and 2005, and through February 26, 2007, there were no “reportable events” with respect to the Company as such term is defined in Item 304(a)(1)(v) of Regulation S-K. On February 26, 2007, the Company requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements as of February 26, 2007. A copy of such letter, dated February 27, 2007, was filed as an exhibit to a Form 8-K filed by the Company on March 2, 2007.

Regarding the Newly-Engaged Independent Auditor

During the Company’s two most recent fiscal years ended December 31, 2005, December 31, 2006, and through February 26, 2007, the Company did not consult with Grant Thornton LLP regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of SEC Regulation S-K.

Fees Paid to Auditors, Independence

Audit Fees

Fiscal 2006

The Company has paid or accrued an aggregate of $2,082,458 for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for Fiscal 2006, for review of the financial statements included in the Company’s quarterly reports of Form 10-Q for that year, and for conduct of the independent auditor’s obligations relative to attestation of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

Fiscal 2005

The Company paid an aggregate of $2,785,750 for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements for Fiscal 2005, for review of the financial statements included in the Company’s quarterly reports of Form 10-Q for that year, and for conduct of the independent auditor’s obligations relative to attestation of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit Related Fees

Fiscal 2006

The Company has paid or accrued an aggregate of $33,163 for audit related services performed by KPMG LLP during Fiscal 2006. Such audit related services consisted of audits of the Company’s pension and 401(k) plans.

Fiscal 2005

The Company paid an aggregate of $262,848 for audit related services performed by KPMG LLP during Fiscal 2005. Such audit related services consisted of audits of the Company’s pension and 401(k) plans and the performance of due diligence in connection with mergers and acquisitions activity.

Tax Fees

Fiscal 2006

The Company has paid or accrued an aggregate of $159,670 to KPMG LLP for tax services performed during Fiscal 2006. Such tax services included advice related to state, local and international tax compliance and the review and signing of tax returns.

Fiscal 2005

The Company paid an aggregate of $158,455 to KPMG LLP for tax services performed during Fiscal 2005. Such tax services included advice related to state, local and international tax compliance and the review and signing of tax returns.

All Other Fees

Fiscal 2006 and Fiscal 2005

The Company did not engage KPMG to perform any other services during Fiscal 2006 or Fiscal 2005.

Independence

The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence and has determined that these services had no adverse effect on such independence.

Vote Required for Approval

A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of Grant Thornton LLP as the independent auditors of the Company for Fiscal 2007.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2007.

MARKET VALUE

On December 29, 2006 (the last trading day of the fiscal year ended December 31, 2006), the closing price of a share of the Company’s Common Stock on the New York Stock Exchange was $36.79.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

ANNUAL MEETING IN 2008

Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in 2008 must be received by the Company on or before November 29, 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy.

In addition, a stockholder who wishes to present a proposal at the annual meeting of stockholders to be held in 2008 must deliver the proposal to the Company so that it is received on or after January 3, 2008 and not later than February 2, 2008 in order to be considered at that annual meeting. The Company’s By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date of public disclosure of the date of such meeting is first made. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Any stockholder proposals should be mailed to: Secretary, CIRCOR International, Inc., 25 Corporate Drive, Burlington, MA 01803.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NYSE. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2006, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Directions to Circle Seal Controls, Inc.

ANNUAL MEETING OF STOCKHOLDERS OF

CIRCOR INTERNATIONAL, INC.

Wednesday, May 2, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two Class II Directors, each to hold office for a 3-year term until the Annual Meeting of Stockholders in 2010 and until such director’s successor is duly elected and qualified.				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Jerome D. Brady O Dewain K. Cross		2. To ratify the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2007.	☐	☐	☐

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 2006 Annual Report to Stockholders.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to items 1 and 2, the undersigned’s votes will be cast in favor of items 1 and 2.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CIRCOR INTERNATIONAL, INC.

25 Corporate Drive, Suite 130, Burlington, MA 01803

Proxy for Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth W. Smith and Alan J. Glass as proxies, each of them acting solely, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all the shares of Common Stock of CIRCOR International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CIRCOR International, Inc. to be held at the offices of the Company’s subsidiary, Circle Seal Controls, Inc., 2301 Wardlow Circle, Corona, California, Wednesday, May 2, 2007 at 1:00 p.m. local time (4:00 p.m. Eastern Time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

(Continued and to be signed on the reverse side)